EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of International Microcomputer Software, Inc. on Form S-8 (Nos. 33-67208 and 33-71872) and Form S-3 (Nos. 33-69206 and 33-80394) of our report dated September 28, 2001, except for Note 13 and the last sentence of Note 4 as to which the date is October 9, 2001, appearing in the Annual Report on Form 10-K of International Microcomputer Software, Inc. and Subsidiaries for the year ended June 30, 2001.


/s/ GRANT THORNTON LLP
-------------------------------

San Francisco, California
September 28, 2001


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